Exhibit 21.0

SIGNIFICANT DIRECT AND INDIRECT SUBSIDIARIES OF OCWEN FINANCIAL CORPORATION

Name	State or Other Jurisdiction of Organization

Ocwen Loan Servicing, LLC (1)	Delaware

RMSI, Inc. (1)	New Jersey

Ocwen Financial Solutions Pvt. Ltd (1)	India

OMAT1 REO Holdings, LLC (1)	Delaware

Ocwen Financial Services, SRL (1)	Uruguay

Investors Mortgage Insurance Holding Company (2)	Delaware

Ocwen Asset Investment Corp. (2)	Florida

Ocwen Mortgage Asset Trust I (2)	Delaware

Ocwen Liquidating Trust, LLC (2)	Delaware

Ocwen Luxembourg, S.à r.l. II (2)	Luxembourg

Ocwen Asia Holdings I, Ltd. (2)	Mauritius

Ocwen Mortgage Asset Investment Company, LLC (2)	Delaware

Ocwen Mortgage Company, LLC (2)	Delaware

Ocwen Capital Management, LLC (2)	Delaware

Ocwen Real Estate Asset Liquidating Trust 2007-1 (3)	Delaware

Ocwen Servicer Advance Receivables Funding Company Ltd. (3)	Cayman Islands

Ocwen Servicer Advance Variable Funding Issuer (DB), LLC (3)	Delaware

Ocwen Servicer Advance Variable Funding Transferor (DB), LLC (3)	Delaware

Ocwen Servicer Advance Funding (Wachovia), LLC (3)	Delaware

Ocwen Servicer Advance Funding, LLC (3)	Delaware

Ocwen Servicer Advance Funding (RBS), LLC (3)	Delaware

Ocwen Advance Trust 2008-1 (3)	Delaware

Ocwen Servicer Advance Receivables Company II, Inc. (3)	Delaware

Ocwen Servicer Advance Receivables Funding Company II Ltd. (3)	Cayman Islands

(1)	Operating company
(2)	Holding company with no significant assets or operations other than investment in and equity in the earnings of subsidiaries
(3)	Special purpose entity